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                                                                   Exhibit 10.63

                                  CONFIDENTIAL

                        CODEWEAVERS OEM PRODUCT AGREEMENT

      This OEM Product Agreement, dated September 20, 2004 ("Effective Date"), is made between CodeWeavers, Inc. ("CodeWeavers"), a Minnesota corporation with offices at 2356 University Avenue W, Suite 420, St. Paul Minnesota 55114 and Gupta Technologies, LLC ("Purchaser"), a Delaware limited liability company with offices at 975 Island Drive, Redwood Shores, CA 94065.

                                    RECITALS

      A. CodeWeavers is in the business of developing and marketing software products and services for Linux-based systems, including the Embedded Products, as defined below.

      B. Purchaser is in the business of, among other things, marketing Software Product, as defined below.

      C. Purchaser desires to acquire, and CodeWeavers desires to grant Purchaser the right and license to embed the Embedded Products in the Software Product for use in combination with the Software Product.

      CodeWeavers and Purchaser agree as follows:

      1. DEFINITIONS.

            In addition to terms defined elsewhere in this Agreement, the following capitalized terms used in this Agreement have the following meanings for all purposes in this Agreement:

            1.1 "CodeWeavers End User License Agreement" means the CodeWeavers standard form of license agreement applicable to the Embedded Product, as such form of license agreement is modified by CodeWeavers from time to time. A copy of the applicable CodeWeavers End User License Agreement shall be included in electronic form with each copy of the Embedded Product delivered to Purchaser.

            1.2 "Distributor Sublicense" means the right granted by Purchaser to a Distributor (as defined in Section 2.1) to sell or otherwise distribute Sublicenses. Each Sublicense a Distributor is authorized to sell or otherwise distribute from time to time shall constitute one Sublicense for purposes hereof. In each instance, Purchase shall specify the number of Sublicenses that a Distributor is authorized to sell or otherwise distribute from time to time.

            1.3 "Embedded Product" means CodeWeavers' software product specified in Exhibit A hereto, as the same may be amended from time to time.

                                  CONFIDENTIAL

            1.4 "End User" means any person or business or other entity or group which obtains Software Product into which the Embedded Product is embedded or the right to use any such Software Product from Purchaser or Purchaser's Distributors (as defined in Section 2.1).

            1.5 "Intellectual Property Rights" means patent rights, copyright rights, (including, but not limited to, rights in audiovisual works and moral rights), trade secret rights and any other intellectual property recognized by the law of each applicable jurisdiction.

            1.6 "Marks" means CodeWeavers' trademarks, trade names, service marks, and/or service names specified in Exhibit A.

            1.7 "Multiple Sublicense" means the right granted by Purchaser, directly or through any Distributor, to a business or other entity or group under which more than one natural person shall have the right to use the Embedded Product. Each Multiple Sublicense shall expressly specify the number of Sublicenses that are included in the Multiple Sublicense.

            1.8 "Software Product" means Purchaser's Product into which the Embedded Product is to be embedded, as specified in Exhibit A hereto.

            1.9 "Sublicense" means each right granted by Purchaser to any End User to use the Embedded Product in combination with the Software Product, each Sublicense granted under a Multiple Sublicense and each Sublicense Purchaser has authorized any Distributor (as defined in Section 2.1) to sell or otherwise distribute. Each Sublicense shall be granted by Purchaser, directly or through any Distributor, only to a single End User who is a natural person. The right of each natural person to use the Embedded Product under any Multiple Sublicense shall constitute one Sublicense for purposes hereof.

      2. LICENSES.

            2.1 Grant of License. Subject to all the terms and conditions of this Agreement, CodeWeavers hereby grants to Purchaser, and Purchaser hereby accepts a non-exclusive, non-transferable, worldwide, perpetual, royalty-free license to reproduce, market, and distribute unlimited copies of the Embedded Products to its Distributors and End-Users and to grant Sublicenses. Said license shall apply to Embedded Product only for use in combination with, and/or embedded in, Software Product and any executables generated by the Software Product on Linux. Purchaser may Sublicense the Embedded Product only to those End Users who agree to the terms of the CodeWeavers End User License Agreement. Purchaser may not Sublicense the Embedded Products to third parties for further sublicensing to others, except that Purchaser may authorize Original Equipment Manufacturers, Value Added Resellers or System Integrators and other parties (collectively, the "Distributor(s)") to sell or otherwise distribute Sublicenses for use of the Embedded Product in combination with the Software Product alone or in connection with the sale or distribution of the Software Product in combination with other products or services. As a condition to authorizing any Distributor to sell or otherwise distribute Sublicenses, Purchaser shall require each Distributor to agree in writing to be bound by, observe and perform all obligations of Purchaser hereunder, except the payment obligations of Purchaser under Section 3.

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                                  CONFIDENTIAL

            2.2 End User License. Purchaser and each Distributor may not sell, license, sublicense or distribute in any manner any Products to any End User unless such End User has received and agrees to the terms of the applicable End User License Agreement for the Embedded Product. CodeWeavers will provide the End User License Agreement for the Embedded Product to Purchaser within 10 (ten) days of the Effective Date.

            2.3 No Reverse Engineering. Purchaser or its Distributors will not disassemble, decompile, or reverse engineer any CodeWeavers Embedded Products or other products of CodeWeavers.

            2.4 No Copying. Purchaser or its Distributors will not copy or otherwise reproduce any Embedded Products, in whole or in part, except for making reasonable numbers of back-up copies or for distribution to End Users as expressly authorized by this Agreement.

            2.5 No Unauthorized Derivative Works. Purchaser or its Distributors will not modify any Embedded Products in any manner, except as it may be expressly directed by CodeWeavers in writing.

            2.6 Authorized Derivative Works. CodeWeavers understands that Purchaser may, from time to time, make or suggest modifications to the Embedded Product and request that such modifications be incorporated into the Embedded Products. CodeWeavers agrees to review any such modifications and, if it determines that the modifications are appropriate, to incorporate them into the Embedded Product. Such acceptance will be solely at CodeWeavers' discretion, but shall not be unreasonably withheld. Any such modifications provided to CodeWeavers by Purchaser must be provided with a license grant that allows CodeWeavers to have full and clear use of the Embedded Product. In the case of code for the Wine Project, the Wine license (the LGPL) will be sufficient. For changes provided to non open source components of the Embedded Product, Purchaser must provide CodeWeavers with full and unconstrained rights to use the modifications, including, but not limited to, the right to further modify, copy, and license the modifications.

            2.7 Bankruptcy Considerations. If CodeWeavers becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, Purchaser is granted perpetual license to use the Embedded Product, including the right to make modifications to the Embedded Product. CodeWeavers agrees to provide for escrow of source code or other reasonable steps to insure that purchaser has access to the source code to the Embedded Product. CodeWeavers will make such provisions in a timely fashion after request by Purchaser, but Purchaser must pay the full and complete cost of all efforts by CodeWeavers to provide such escrow or other mechanism, including any and all escrow costs, administrative costs, and other associated overhead. The determination of appropriate costs will be at CodeWeavers discretion, but such pricing will not exceed a reasonable accounting of CodeWeavers actual costs.

            2.8 Limited Rights. Purchaser's rights to sublicense the Embedded Products will be limited to those expressly granted in this Agreement.

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                                  CONFIDENTIAL

            2.9 Non-Compete Clause. Purchaser will not build or develop products that compete with the Embedded Products offered by CodeWeavers during the term of this Agreement, or any renewals thereof, and for a period of 12 months after the termination of this Agreement

            2.10 Open Source Software. Nothing in this agreement will restrict Purchaser from making royalty-free copies of those portions of CodeWeavers Embedded Products that are open source software, to the extent that copying is permitted under the applicable open source licenses including, but not limited to, Wine and tcltk.

      3. PAYMENTS, REPORTS, AND RECORDS.

            3.1 Payments; Reports. For Purchaser's license and the other rights granted to Purchaser hereunder, Purchaser will pay CodeWeavers as per the terms described in Exhibit A, PAYMENT TERMS, and PAYMENT SCHEDULE.

            3.2 Transportation Charges. Should any Embedded Product or other CodeWeavers deliverable need to be shipped to Purchaser, all shipping or other transportation charges for delivery of the Embedded Products or other CodeWeavers deliverables to Purchaser, including insurance and special packaging, will be paid by Purchaser, FOB Origin.

            3.3 Purchaser's Records. Purchaser will maintain accurate books and records, during the term of this Agreement and for one (1) year after the termination or expiration of this Agreement, regarding the Sublicensing of the Embedded Products and distribution of the Software Products by Purchaser to all End-Users and Distributors.

      4. DELIVERY OF EMBEDDED PRODUCT; MAINTENANCE, SUPPORT, AND TRAINING.

            4.1 By Purchaser. Purchaser is not obligated to provide technical support, phone support, updates, or upgrades for the Software Product; notwithstanding the foregoing, if any such support is provided for the Software Product it will be Purchaser's responsibility.

            4.2 By CodeWeavers. During the term of this Agreement, CodeWeavers will provide Purchaser with versions of the Embedded Product as specified in Exhibit A. Except as provided otherwise in this Agreement or in a separate written agreement, CodeWeavers shall not be responsible for providing support of the Embedded Product to Distributors or End Users directly. CodeWeavers' support of the Embedded Product will be limited to providing Purchaser with:

                (a) error corrections for the Embedded Products as reported by End Users to Purchaser,in accordance with CodeWeavers' error correction policies as stated on www.codeweavers.com/site/support, which policies CodeWeaver reserves the right to modify from time to time;

                (b) updates and enhancements for the Embedded Products to the extent and at the same time that CodeWeavers generally provides such updates and enhancements to

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                                  CONFIDENTIAL

end users of CodeWeavers' products without separately charging for such updates and enhancements;

                (c) access to CodeWeavers' email "hot-line" for inquiries from Purchaser relating to theCodeWeavers Embedded Products.

            4.3 Waiver of Certification Fee. CodeWeavers agrees to waive its Certification Fee in consideration of Purchaser's payment of the Certification Services fees under the Desktop Linux Certification and Services Agreement entered into by and between the parties on the Effective Date.

      5. CONFIDENTIALITY.

            5.1 Definition. "Confidential Information" means the (i) terms of this Agreement, (ii) the Embedded Products and the Software Product and all techniques, concepts, and methods relating thereto, (iii) any other technical, marketing, competitive, pricing or other information disclosed under this Agreement, and (iv) all information identified by either party as proprietary or confidential.

            5.2 Obligations. Each party agrees:

                (a) that it will not disclose to any third party or use any Confidential Information except as expressly permitted in this Agreement;

                (b) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance; and

                (c) neither party may at any time issue any press release about this Agreement, the relationship between the parties as documented in this Agreement, and its terms or its existence without the prior written approval of the other party.

            5.3 Exceptions. "Confidential Information" will not include information that:

                (a) is in or enters the public domain without breach of this Agreement;

                (b) either party lawfully receives from a third party without restriction on disclosure and without breach of any nondisclosure obligation; or

                (c) either party develops independently without reference to the Confidential Information; or

                (d) either party can demonstrate was in its possession or control, without restrictions on use or disclosure, at the time of its disclosure hereunder.

            5.4 Injunctive Relief. Each party acknowledges that the Confidential Information constitutes valuable property of the other party, the disclosure of which would cause substantial harm to that party that could not be remedied by the payment of damages alone.

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                                  CONFIDENTIAL

Accordingly, each party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Section 5 in addition to any other remedy (including monetary damages) available at law or in equity. Each party's obligations under this Section 5 shall survive the termination of this Agreement.

      6. PROPRIETARY RIGHTS.

            6.1 CodeWeavers' Ownership; Purchaser's Ownership.

                (a) The CodeWeavers Embedded Products are and will remain the sole and exclusive property of CodeWeavers, whether the Embedded Products are separate, or combined with, or embedded in any other products. CodeWeavers' rights under this subsection (a) will include, but not be limited to full ownership of: (i) all Intellectual Property Rights in the Embedded Products; and
(ii) all modifications to, and derivative works based upon, the CodeWeavers Embedded Products.

                (b) Except as otherwise provided in this Agreement, Purchaser's Software Product is and will remain the sole and exclusive property of Purchaser, and Purchaser owns all title, copyright, and other intellectual property rights in the Software Product. The Software Product is protected by copyright and other intellectual property laws and treaties.

                (c) Each party agrees not to delete or in any manner alter the Intellectual Property Rights notices of the other party and its suppliers, if any, appearing on the products that are the subject of this Agreement. As a condition of the license rights granted to Purchaser in this Agreement, Purchaser will reproduce and display such notices on each copy it makes of any CodeWeavers Embedded Product, including without limitation, copies embedded in, or combined with, the Software Product.

            6.2 Duties. Each party will use its reasonable efforts to protect the Intellectual Property Rights as set forth in this Agreement and will take commercially reasonable efforts to report to the other party any infringement or suspected infringement of such rights of which they become aware.

            6.3 Third Party Infringement. CodeWeavers reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights in the Embedded Products.

            6.4 Technical Features; Trademarks.

                (a) If any advertisement or other marketing material used by either party makes any statement as to the technical features or capabilities of the other party's product(s) that are the subject of this Agreement beyond the written specifications provided under this Agreement, that party will first obtain the written approval of the other party prior to publishing such advertisement or material.

                (b) Nothing in this Agreement grants Purchaser any rights in or to

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                                  CONFIDENTIAL

use any of the Marks. CodeWeavers acknowledges that Purchaser intends to use Purchaser's own trademarks and is not required to display any Marks in connection with Purchaser's marketing of the Software Products.

      7 WARRANTY.

            7.1 Power and Authority. CodeWeavers warrants to Purchaser that it has sufficient right and authority to grant to Purchaser all licenses and rights that CodeWeavers grants under this Agreement.

            7.2 Infringement. CodeWeavers agrees, at its own expense, to defend or, at its option, to settle any claim or action brought against Purchaser to the extent it is based on a claim that Purchaser's use of the Embedded Products in accordance with the scope of this Agreement infringes or violates any Intellectual Property Right of a third party, and will indemnify and hold Purchaser harmless from and against any damages, costs and fees reasonably incurred (including reasonable attorneys' fees) that are attributable to such claim or action. Purchaser agrees that CodeWeavers shall have the foregoing obligation only if Purchaser provides CodeWeavers with: (a) prompt written notification of the claim or action, (b) sole control and authority over the defense or settlement thereof; provided CodeWeavers does not make any claim that would adversely affect the rights of Purchaser with respect to such claim; and
(c) all available information, assistance and authority to settle and/or defend any such claim or action. CodeWeavers shall have no liability or obligation with respect to any infringement or misappropriation claim based upon: (i) any use of the Embedded Products not in accordance with this Agreement or for purposes not intended by CodeWeavers; or (ii) any modification of the Embedded Products made by any person other than CodeWeavers where such modification is not authorized by CodeWeavers in writing; or (iii) use of the Embedded Products in combination with any hardware or software not provided or recommended by CodeWeavers, where such combination is the basis of the infringement; or (iv) any portion of the Wine Project except those changes made to Wine as part of this agreement. If the Embedded Product becomes, or in CodeWeavers' opinion is likely to become, the subject of an infringement or misappropriation claim, CodeWeavers may, at its sole option and expense, either: (x) procure for Purchaser the right to continue to use the Embedded Products pursuant to this Agreement; or (y) replace or modify the Embedded Products to make it non-infringing; or (z) terminate this Agreement and Purchaser's right to use the Embedded Products and refund to Purchaser any payments made hereunder.

            7.3 Performance Warranty. CodeWeavers has not tested the usefulness of the Wine project with regard to the Software Product. CodeWeavers warrants that, throughout the term of this Agreement, the Embedded Products will substantially conform to the applicable Embedded Product documentation provided by CodeWeavers. CodeWeavers further warrants (i) the parts of the Embedded Product that are not open source, and (ii) all changes CodeWeavers makes to the Embedded Product pursuant to this Agreement. The foregoing warranty does not apply to (a) any portion of the Wine project except for those changes made by CodeWeavers as part of this Agreement, and (b) any Embedded Product that has been modified, other than according to this Agreement, combined with other products (including the Embedded Products), or used improperly. EXCEPT AS SET FORTH ABOVE, CODEWEAVERS DOES NOT WARRANT THAT THE FUNCTIONALITY OF THE EMBEDDED PRODUCT WILL MEET

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                                  CONFIDENTIAL

PURCHASER'S OR END USERS' NEEDS, THAT THE EMBEDDED PRODUCT WILL OPERATE IN THE COMBINATIONS THAT PURCHASER OR END USER MAY SELECT OR USE, THAT THE OPERATION OF THE EMBEDDED PRODUCT WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS IN THE EMBEDDED PRODUCT WILL BE CORRECTED.

            7.4 Sole and Exclusive Remedy. FOR ANY BREACH OF THE WARRANTY CONTAINED IN SECTION 7.3, PURCHASER'S SOLE AND EXCLUSIVE REMEDY WILL BE, AT CODEWEAVER'S OPTION EITHER: (A) THE REPLACEMENT OR CORRECTION OF THE DEFECTIVE EMBEDDED PRODUCT WITHIN 60 (DAYS) AFTER BEING INFORMED OF THE BREACH OF WARRANTY; OR (B) THE TERMINATION OF THIS AGREEMENT AND THE REFUND OF ALL FEES FOR THE AFFECTED EMBEDDED PRODUCT PAID BY PURCHASER TO CODEWEAVERS HEREUNDER FOR SUCH DEFECTIVE CODEWEAVERS EMBEDDED PRODUCT UNDER THIS AGREEMENT DURING THE PREVIOUS TWELVE (12) MONTHS BEFORE CODEWEAVERS RECEIVES PURCHASER'S WRITTEN WARRANTY CLAIM.

            7.5 Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

      8. LIMITATIONS OF LIABILITY.

            8.1 Total Liability. EACH PARTY'S TOTAL LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT WILL BE LIMITED TO THE AMOUNT OF PAYMENTS RECEIVED BY CODEWEAVERS FROM PURCHASER UNDER THIS AGREEMENT.

            8.2 Exclusion of Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            8.3 Failure of Essential Purpose. THE PARTIES HAVE AGREED THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 8 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

      9. TERM AND TERMINATION.

            9.1 Term. This Agreement shall remain in force for a period of 24 (twenty-four) Months ("Initial Term") commencing on the Effective Date, unless sooner terminated under the provisions of Section 9.2 below. The Agreement will renew automatically for successive

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                                  CONFIDENTIAL

twelve (12) month periods (each, a "Subsequent Renewal Term") unless either party provides written notice of its intent not to renew at least 180 (one hundred eighty) days prior to the end of the Initial Period or any Subsequent Renewal Term.

            9.2 Events of Termination. Either party will have the right to terminate this Agreement upon written notice to the other party if:

                (a) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice;

                (b) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or

                (c) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

            9.3 Effect of Termination. Upon termination or expiration of this Agreement, Purchaser will: (i) immediately cease the selling and marketing of the Embedded Product itself, through Distributors, or otherwise; (ii) promptly pay all amounts due to CodeWeavers hereunder; and (iii) immediately return to CodeWeavers or, at CodeWeavers' request, destroy all copies of the Embedded Products and other Confidential Information in its possession or control, and an officer of Purchaser will certify to CodeWeavers in writing that Purchaser has done so.

            9.4 No Damages for Termination. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION, NONRENEWAL OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. PURCHASER WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION, NONRENEWAL OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. Neither party will be liable to the other on account of termination or expiration of this Agreement pursuant to the terms herein for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination, nonrenewal or expiration.

            9.5 Nonexclusive Remedy. Except as otherwise provided herein, the exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

            9.6 Survival. The provisions of Sections 2.8 (Open Source Software), 3(Payments, Reports and Records), 5 (Confidentiality), 6 (Proprietary Rights), 7 (Warranty), 7.2 (Infringement), 8 (Limitations of Liability), 9.3 (Effect of Termination), 9.4 (No Damages for

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                                  CONFIDENTIAL

Termination), and 11 (General) will survive the termination, nonrenewal or expiration of this Agreement.

            9.7 Purchaser's Rights Following Expiration. In the event of a termination of this Agreement, then Purchaser may obtain one (1) copy of the Embedded Product for the sole purpose of providing support and maintenance services provided that Purchaser signs a limited use license agreement with CodeWeavers.

      10. COMPLIANCE WITH LAW. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement. Each party shall comply with all applicable international, national, state, regional and local laws and regulations in connection with its activities under this Agreement. Without limiting the foregoing, Purchaser acknowledges that all Products, including documentation and other technical data, are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. Purchaser shall not export or reexport (directly or indirectly) any Products or documentation or other technical data therefor without complying with the Act and the regulations thereunder.

      11. GENERAL.

            11.1 Distribution Indemnity. Each party agrees to indemnify the other party against any claims, loss, damage, liability, or expense (including but not limited to attorneys' fees) suffered, incurred, or asserted against the other party arising out of or relating to any acts or omissions in connection with its activities under this Agreement or any acts or omissions of any Distributor.

            11.2 Assignment. This Agreement will bind and inure to the benefit of each party and their respective successors and assigns; provided, that Purchaser may not assign this Agreement, by operation of law or otherwise in whole or in part, without CodeWeavers' written consent, which consent will not be unreasonably withheld. Any attempt by Purchaser to assign this Agreement without such consent will be null and void.

            11.3 Disputes. Application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. Any suit brought by Purchaser in connection with this Agreement will be brought solely in the federal or state courts in the State of Minnesota and Purchaser hereby submits to the personal jurisdiction thereof. Any suit brought by CodeWeavers in connection with this Agreement will be brought solely in the federal or state courts in the State of California and CodeWeavers hereby submits to the personal jurisdiction thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover reasonable costs and expenses. In case of any dispute, service of process shall be performed in accordance with Section
11.6 ("Notices") hereinbelow.

            11.4 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

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                                  CONFIDENTIAL

            11.5 Force Majeure. Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, strikes, or fuel crises, denial of service attacks or equipment failure provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty (60) days.

            11.6 Notices. All notices under this Agreement will be deemed given when delivered personally, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown below or as may otherwise be specified by either party to the other in accordance with this section.

            11.7 Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

            11.8 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

            11.9 Entire Agreement. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by a duly-authorized representative of each party. The parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

IN WITNESS WHEREOF, this Agreement has been duly executed by authorized representatives of the parties hereto.

Gupta Technologies, LLC ("Purchaser"):       CodeWeavers, Inc. ("CodeWeavers"):

By: _________________________________    By: ___________________________________
Name: Jeff Bailey                        Name: _________________________________
Title: President and CEO                 Title: ________________________________
Date: _______________________________    Date: _________________________________
Address: 975 Island Drive                Address: 2356 University Ave. W.,
                                         Suite 420
Redwood Shores, CA  94065                St. Paul, MN  55114
Telephone: (650) 596-3400                Telephone: 651-523-9300
Facsimile: (650) 596-4690                Facsimile: 651-523-9399

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                                  CONFIDENTIAL

                                    EXHIBIT A

                         CODEWEAVERS' EMBEDDED PRODUCTS;
                         PURCHASER'S SOFTWARE PRODUCTS;
                              AND CODEWEAVERS MARKS

CODEWEAVERS EMBEDDED PRODUCT:

The product to be embedded is a customized version of CrossOver Office Standard; this version will be customized to include the name of the Software Product, and will be configured to allow only the use of the Software Product (not any of the other applications that CrossOver Office normally supports).

The customized version will be customized in accordance with CodeWeavers standard policies; this will include name changes, an image branding, and some accommodation of specific installation needs for Software Product.

Any customization of the Embedded Product beyond the standard CodeWeavers practice will require an additional services fee.

CODEWEAVERS EMBEDDED PRODUCT SERVICES:

During the term of this agreement, CodeWeavers will provide updated versions of the Embedded Product to Purchaser within two (2) weeks of the release of a new version of CrossOver Office Standard to CodeWeavers general customers. If Purchaser and CodeWeavers are engaged in a separate Wine development contract, CodeWeavers will likely be providing frequent builds of the Embedded Product for testing purposes.

CodeWeavers will also create a `regression test' which will be run frequently to ensure that ongoing development of CrossOver does not heedlessly break the support in CrossOver for Purchaser's Product. Note that this service will act solely to determine when and why regressions may have occurred; additional service fees may be required to fix said regressions, depending on the specific change. However, it is the intent of CodeWeavers to make sure that CrossOver does not needlessly break support for Purchaser's Product.

If Purchaser supplies CodeWeavers with a scriptable regression test, CodeWeavers will use that test. Otherwise, CodeWeavers will devise a basic installation and simple test of invocation which will be used as the regression test.

DESCRIPTION OF SOFTWARE PRODUCT:

Software products Team Developer and Report Builder, including the computer software and all tools, utilities, samples, associated media, and documentation included as part of the software products.

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                                  CONFIDENTIAL

PAYMENT TERMS:

Pursuant to section 3.1 of the Agreement, payment terms are as follows:

      (a) a one-time payment of $8,000 for the 24 (twenty-four) months of the initial Term upon execution of this Agreement; and

      (b) at the end of the initial Term, Purchaser shall pay to CodeWeavers an annual fee of $3,000 for each 12 (twelve) month renewal of this Agreement, which pricing endures during the term of this Agreement.

MARKS:

The CodeWeavers Marks referred to in Section 1.5 of the Agreement include:

      CodeWeavers(TM)
      CrossOver(TM)
      CrossOver Office(TM)
      CrossOver Plugin(TM)

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